Exhibit 99.B11



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 20, 1998, relating to the financial statements and financial highlights appearing in December 31, 1997 Annual Report to Shareholders of Phoenix-Engemann Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information - Independent Accountants" in the Statement of Additional Information.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
April 22, 1998

                       Consent of Independent Accountants



To the Board of Trustees and Shareholders of Phoenix-Engemann Funds:


We consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of The Phoenix-Engemann Funds (formerly Pasadena Investment Trust) (File Nos. 33-1922 and 811-4506) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of the Phoenix-Engemann Growth Fund (formerly The Pasadena Growth Fund), the Phoenix-Engemann Nifty Fifty Fund (formerly The Pasadena Nifty Fifty Fund), the Phoenix-Engemann Balanced Return Fund (formerly The Pasadena Balanced Return Fund), the Phoenix-Engemann Global Growth Fund (formerly the Pasadena Global Growth Fund) and the Phoenix-Engemann Small & Mid-Cap Growth Fund (formerly The Pasadena Small & Mid-Cap Growth Fund) which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Registration Statement. We also consent to the references of our Firm under the captions "Financial Highlights" in the Prospectus and "Other Information -- Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A.

/s/ Coopers & Lybrand L.L.P.

Los Angeles, California
April 22, 1998